EXHIBIT 11--COMPUTATIONS OF EARNINGS PER SHARE

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES


                                                         Three Months Ended
                                                    ----------------------------
                                                       May 31,         May 25,
                                                        1997            1996
                                                    ------------    ------------
Primary:  (1)
  Net income ...................................    $ 19,320,000    $ 18,203,000
                                                    ============    ============


  Weighted average common shares outstanding ...      42,078,000      43,086,000

  Net effect of dilutive stock options--based on
   the treasury stock method using the average
   market price for the period .................         323,000         341,000
                                                    ------------    ------------

  Totals .......................................      42,401,000      43,427,000
                                                    ============    ============


  Earnings per common share ....................    $        .46    $        .42
                                                    ============    ============




Fully diluted:  (1)
  Net income ...................................    $ 19,320,000    $ 18,203,000
                                                    ============    ============


  Weighted average common shares outstanding ...      42,078,000      43,086,000

  Net effect of dilutive stock options--based on
   the treasury stock method using the quarter-
   end market price which is higher than the
   average market price ........................         375,000         432,000
                                                    ------------    ------------

  Totals .......................................      42,453,000      43,518,000
                                                    ============    ============


  Earnings per common share ....................    $        .46    $        .42
                                                    ============    ============



(1) The primary and fully diluted earnings per share were not presented on the face of the Consolidated Income Statements because fully diluted earnings per share differed by less than three percent from earnings per share calculated based on weighted average common shares.